EXHIBIT (a)(1)(G)


                   FORM OF AMENDMENT TO STOCK OPTION AGREEMENT

                             MONSTER WORLDWIDE, INC.
                       AMENDMENT TO STOCK OPTION AGREEMENT

     WHEREAS, _________________ (the "Optionee") previously accepted the offer made by Monster Worldwide, Inc. ("the "Company") to amend his or her Eligible Option (as identified on Exhibit A) pursuant to the terms of the Offer to Amend dated March 13, 2007 and the Optionee's signed Letter of Transmittal.

     WHEREAS, the Company and the Optionee are parties to the Stock Option Agreement (the "Agreement") evidencing the Eligible Option, as identified on Exhibit A.

     NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

     1. Modification of Exercise Price. As of April 11, 2007, the exercise price per share set forth in the Agreement shall be amended to the new exercise price per share for the Eligible Option identified on Exhibit A.

     2. Option Agreement. To the extent not expressly amended hereby, the Agreement remains in full force and effect.

     3. Entire Agreement. This Amendment, taken together with the Agreement (to the extent not expressly amended hereby) and any duly authorized written agreement entered into by and between the Company and the Optionee relating to the stock option grant evidenced by the Agreement, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the stock option grant evidenced by the Agreement, and may be amended at any time only by mutual written agreement of the parties hereto.

     IN WITNESS WHEREOF, this instrument is executed as of April 11, 2007.

                                              MONSTER WORLDWIDE, INC.



                                              By:  ___________________________

                                              Title:  ________________________
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                                                            EXHIBIT A

                                                         ELIGIBLE OPTION

                                                                                       Total Number         Number of Shares
                        1999 Long Term        Exercise Price      New Exercise           of Shares         Subject to Portion
                        Incentive Plan       Per Share Prior     Price Per Share        Subject to           Qualifying As
Grant Date               Option Number         to Amendment      After Amendment    Outstanding Option      Eligible Option
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

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